Exhibit 10.1

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of March 12, 2014 (this “First Amendment”), is entered into among OLD DOMINION ELECTRIC COOPERATIVE, a Virginia utility aggregation cooperative (“ODEC”), the lenders party hereto (the “Lenders”), the Issuing Lenders party hereto, and Wells Fargo Bank, National Association, a national banking association, as Swingline Lender party hereto and the administrative agent for the Lenders (the “Administrative Agent”).

RECITALS

A. ODEC, the Lenders party thereto, the Issuing Lenders party thereto, the Swingline Lender party thereto and the Administrative Agent are parties to that certain Credit Agreement, dated as of November 21, 2011 (the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement as they may be amended pursuant to this First Amendment.

B. ODEC, the Lenders, the Issuing Lenders, the Swingline Lender and the Administrative Agent have agreed to make certain amendments to the Credit Agreement on the terms and conditions set forth herein.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

1.1 Amendments to Section 1.01 of the Credit Agreement (Defined Terms).

(a) The following additional defined terms are hereby added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:

(i) “First Amendment” means the First Amendment to Credit Agreement, dated as of March 12, 2014, among ODEC, the Lenders party thereto, and the Administrative Agent.

(ii) “First Amendment Effective Date” has the meaning given to such term in Article II of the First Amendment.

(b) The pricing grid in the definition of “Applicable Margin” is hereby amended and restated in its entirety as follows:

Level	Moody’s Debt Rating	S&P Debt Rating	Fitch Debt Rating	Commitment Fee	LIBOR Margin	Base Rate Margin
I	≥ Aa3	≥ AA-	≥ AA-	0.050%	0.90%	0.00%
II	A1	A+	A+	0.075%	0.95%	0.00%
III	A2	A	A	0.100%	1.00%	0.00%
IV	A3	A-	A-	0.125%	1.10%	0.10%
V	Baal	BBB+	BBB+	0.200%	1.25%	0.25%
VI	≤ Baa2	≤ BBB	≤ BBB	0.300%	1.50%	0.50%

(c) In the definition of “Applicable Margin”, the reference to “Level VII” in the second paragraph following the pricing grid is hereby deleted and replaced with “Level VI.”

(d) The parenthetical phrase “(or any applicable successor page)” set forth in each of paragraphs (a) and (b) in the definition of “LIBOR” is hereby deleted and replaced with “(or on any successor page of such service, or if such service ceases to be available, on such successor service providing comparable rate quotations applicable to Dollar deposits in the London interbank market as may be designated by the Administrative Agent from time to time).”

(e) The parenthetical phrase “(or any applicable successor page)” set forth in the definition of “LIBOR Market Index Rate” is hereby deleted and replaced with “(or on any successor page of such service, or if such service ceases to be available, on such successor service providing comparable rate quotations applicable to Dollar deposits in the London interbank market as may be designated by the Administrative Agent from time to time).”

(f) The definition of “Maturity Date” is amended and restated in its entirety as follows:

“Maturity Date” means the later of (i) March 5, 2019 and (ii) if maturity is extended pursuant to Section 2.23, such extended maturity date as determined pursuant to such Section; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

1.2 Amendments to Section 2.04(i) of the Credit Agreement (Interim Interest). Section 2.04(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(i) Interim Interest. If any Issuing Lender shall make any LC Disbursement, then, unless ODEC shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that ODEC reimburses such LC Disbursement, at the rate per annum then applicable to Syndicated Base Rate Loans; provided that, if ODEC fails to reimburse such LC Disbursement when due pursuant to Section 2.04(f), then Section 2.11(d) shall apply. Interest accrued pursuant to this paragraph shall be for account of the applicable Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.04(f) to reimburse the applicable Issuing Lender shall be for account of such Lender to the extent of such payment.

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1.3 Amendments to Section 3.04 of the Credit Agreement (Financial Condition: No Material Adverse Change). Sections 3.04(a) and (b) of the Credit Agreement are hereby amended and restated in their entirety as follows:

(a) Financial Condition. ODEC has heretofore furnished to the Lenders its consolidated balance sheet and statements of revenue, expenses and patronage capital, comprehensive income and cash flows as of and for the fiscal year ended December 31, 2012, contained in an audited report of independent public accountants of nationally recognized standing. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of ODEC and its Subsidiaries as of such date and for such period in accordance with GAAP.

(b) No Material Adverse Change. Since December 31, 2012, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect, except as disclosed in ODEC’s annual report on Form 10-K for the year ended December 31, 2012, or ODEC’s quarterly report on Form 10-Q for the nine months ended September 30, 2013, copies of which have been provided to the Lenders (but excluding any risk factors or forward–looking disclosures set forth under the heading “Risk Factors” or under the heading “Special Note Regarding Forward–looking Statements,” and any other disclosures that are cautionary, predictive or forward–looking in nature, in any such report).

1.4 Amendments to Section 3.11 of the Credit Agreement (ERISA). Sections 3.11 of the Credit Agreement is hereby amended by deleting the date “September 30, 2011” set forth therein and substituting therefor the date “December 31, 2012.”

1.5 Amendments to Section 9.01 of the Credit Agreement (Notices). Sections 9.01(a)(ii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(ii) if to the Wells Fargo Bank, acting as Administrative Agent, Issuing Lender or Swingline Lender, Wells Fargo Bank, National Association, 1525 West W.T. Harris Blvd. Mail Code: D1109-019, Charlotte, North Carolina 28262 Attention: Syndication Agency Services Telephone: (704) 590 2706; Facsimile: (704) 590 2790; E-mail: agencyservices.requests@wellsfargo.com; with a copy to Wells Fargo Government and Institutional Banking, 360 Interstate North Parkway, 5th Floor, MAC G0147-054, Atlanta, GA 30339, Attention: Patrick Hennessey, Telephone: (678) 589-4341, Telecopy: (678) 589-4315, E-mail: patrick.hennessey@wellsfargo.com:

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1.6 Amendments to Schedule I to the Credit Agreement. Schedule I to the Credit Agreement is hereby amended and restated in its entirety as follows:

Lender	Commitment
CoBank, ACB	$150,000,000
Wells Fargo Bank, National Association	$100,000,000
Bank of America, N.A.	$100,000,000
JPMorgan Chase Bank, N.A.	$75,000,000
PNC Bank, National Association	$75,000,000

Total	$500,000,000.00

ARTICLE II

CONDITIONS OF EFFECTIVENESS

This First Amendment shall become effective as of the date (such date being referred to as the “First Amendment Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied:

2.1 Execution of Loan Documents. The Administrative Agent (or its counsel) shall have received executed counterparts of this First Amendment from each Lender and ODEC, each of which shall be originals or an electronic format acceptable to the Administrative Agent (followed promptly by originals) unless otherwise specified.

2.2 Legal Opinion. The Administrative Agent shall have received a favorable written opinion of legal counsel for ODEC, dated the First Amendment Effective Date and addressed to the Administrative Agent and the Lenders, which opinion shall be in form and substance reasonably acceptable to the Administrative Agent.

2.3 Secretary’s Certificate. The Administrative Agent shall have received a certificate of the secretary or an assistant secretary of ODEC, dated the First Amendment Effective Date and in form and substance reasonably satisfactory to the Administrative Agent, certifying (A) (i) that attached thereto is a true and complete copy of the articles of incorporation

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and all amendments thereto of ODEC, certified by the Virginia State Corporation Commission, and that the same has not been amended since the date of such certification, (ii) that attached thereto is a true and complete copy of the bylaws of ODEC, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate, and (iii) that attached thereto is a true and complete copy of resolutions adopted by the board of directors of ODEC, authorizing the execution, delivery and performance of this First Amendment, and (B) as to the incumbency and genuineness of the signatures of the officers of ODEC executing this First Amendment, and attaching all such copies of the documents described above.

2.4 Good Standing Certificate. The Administrative Agent shall have received a certificate as of a recent date of the good standing of ODEC from the Virginia State Corporation Commission.

2.5 Representations and Warranties. The representations and warranties set forth in Article III hereto and in the Credit Agreement shall be true and correct on and as of the First Amendment Effective Date (other than such representations and warranties that relate to a specific date, in which case such representations and warranties shall be true and correct as of such specific date).

2.6 No Default. No Default or Event of Default shall have occurred and be continuing both immediately before and after the First Amendment Effective Date.

2.7 Fees. ODEC shall have paid: (i) to the Administrative Agent, for the account of each Lender, an upfront fee, payable on the First Amendment Effective Date, equal to the sum of (A) 0.12% of that portion of such Lender’s final allocated Commitment as of the First Amendment Effective Date that is equal to or less than the amount of such Lender’s Commitment immediately prior to the First Amendment Effective Date and (B) 0.15% of the balance of such Lender’s final allocated Commitment as of the First Amendment Effective Date, if any, (ii) to CoBank, in its capacity as a Lead Arranger, such fees as CoBank and ODEC have separately agreed to pursuant to the fee letter, dated February 14, 2014 among CoBank and ODEC, (iii) to Wells Fargo Securities, LLC, in its capacity as a Lead Arranger, such fees as Wells Fargo Securities, LLC and ODEC have separately agreed to pursuant to the fee letter, dated February 19, 2014, among Wells Fargo Securities, LLC and ODEC and (iv) all reasonable out of pocket costs and expenses of the Lead Arrangers and the Administrative Agent in connection with the preparation, negotiation and execution of this First Amendment (including the reasonable fees and expenses of Robinson, Bradshaw & Hinson, P.A. as counsel to the Administrative Agent).

2.8 Financial Information. The Administrative Agent shall have received a copy of ODEC’s most recent financial forecast and such financial information regarding ODEC as the Administrative Agent shall have reasonably requested.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

ODEC hereby represents and warrants to the Administrative Agent, each Issuing Lender and each Lender that (i) the representations and warranties of ODEC set forth in the Credit Agreement and in the other Loan Documents (as amended by this First Amendment) are true and correct in all respects (or, in case of any representation or warranty that is not qualified by a Material Adverse Effect qualifier, in all material respects), on and as of the First Amendment Effective Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all respects as of such earlier date (or, in case of any representation or warranty that is not qualified by a Material Adverse Effect qualifier, in all material respects as of such earlier date)), (ii) this First Amendment has been duly authorized, executed and delivered by ODEC and constitutes the legal, valid and binding obligation of ODEC, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (iii) no Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date, both immediately before and after giving effect to this First Amendment.

ARTICLE IV

ACKNOWLEDGEMENT AND CONFIRMATION

ODEC hereto hereby confirms and agrees that, after giving effect to this First Amendment, the Credit Agreement and the other Loan Documents remain in full force and effect and enforceable against ODEC in accordance with their respective terms and shall not be discharged, diminished, limited or otherwise affected in any respect, and the amendments contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Obligations evidenced by or arising under the Credit Agreement or the other Loan Documents, which shall not in any manner be impaired, limited, terminated, waived or released, but shall continue in full force and effect. ODEC represents and warrants to the Lenders that it has no knowledge of any claims, counterclaims, offsets, or defenses to or with respect to the Obligations, or if ODEC has any such claims, counterclaims, offsets, or defenses to the Loan Documents or any transaction related to the Loan Documents, the same are hereby waived, relinquished, and released in consideration of the execution of this First Amendment. This acknowledgement and confirmation by ODEC is made and delivered to induce the Administrative Agent and the Lenders to enter into this First Amendment, and ODEC acknowledges that the Administrative Agent and the Lenders would not enter into this First Amendment in the absence of the acknowledgement and confirmation contained herein.

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ARTICLE V

MISCELLANEOUS

5.1 Governing Law. This First Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

5.2 Full Force and Effect. Except as expressly amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Credit Agreement, “hereinafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement after amendment by this First Amendment. Any reference to the Credit Agreement or any of the other Loan Documents herein or in any such documents shall refer to the Credit Agreement and Loan Documents as amended hereby. This First Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. This First Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

5.3 Expenses. ODEC agrees on demand (i) to pay all reasonable fees and expenses of counsel to the Administrative Agent, and (ii) to reimburse the Administrative Agent for all other reasonable out-of-pocket costs and expenses, in each case, in connection with the preparation, negotiation, execution and delivery of this First Amendment and the other Loan Documents delivered in connection herewith.

5.4 Severability. To the extent any provision of this First Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this First Amendment in any jurisdiction.

5.5 Successors and Assigns. This First Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto. No assignment of any right or obligation arising under this First Amendment may be made except as would be permitted under Section 9.04 of the Credit Agreement, and any purported assignment not in conformity with such provision shall be null and void.

5.6 Construction. The headings of the various sections and subsections of this First Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

5.7 Counterparts. This First Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this First Amendment by facsimile or by electronic mail in a .pdf or similar file shall be effective as delivery of a manually executed counterpart of this First Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

OLD DOMINION ELECTRIC COOPERATIVE

By:	/s/ Robert L. Kees
Name:	Robert L. Kees
Title:	Senior Vice President and Chief Financial Officer

(signatures continue on following page)

SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, individually, as Lender, as Issuing Lender, as Swingline Lender and as Administrative Agent

By:	/s/ Patrick Hennessey
Name:	Patrick Hennessey
Title:	Senior Vice President

SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT

COBANK, ACB, as Syndication Agent and a Lender

By:	/s/ Jeffrey E. Childs
	Name:	Jeffrey E. Childs
	Title:	Vice President

SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT

BANK OF AMERICA, NATIONAL ASSOCIATION, as Documentation Agent and a Lender

By:	/s/ Stephanie R. Pendleton
	Name:	Stephanie R. Pendleton
	Title:	Senior Vice President

SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Documentation Agent and a Lender

By:	/s/ Heather Talbott
	Name:	Heather Talbott
	Title:	Executive Director

SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT

PNC BANK, NATIONAL ASSOCIATION, as Documentation Agent and a Lender

By:	/s/ Byron Barnes
	Name:	Byron Barnes
	Title:	Assistant Vice President

SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT

Schedule 3.03

Governmental Approvals

Attached hereto is the Federal Energy Regulatory Commission Order in Docket No. ES13-55-000, issued November 15, 2013.

No other Governmental Approvals are required in connection with this Transaction.

Schedule 3.06

Disclosed Matters

None.

Schedule 3.14

Wholesale Power Contracts

1.	Second Amended and Restated Wholesale Power Contract, dated as of January 1, 2009, by and between ODEC and Rappahannock Electric Cooperative.

2.	Second Amended and Restated Wholesale Power Contract, dated as of January 1, 2009, by and between ODEC and Shenandoah Valley Electric Cooperative.

3.	Second Amended and Restated Wholesale Power Contract, dated as of January 1, 2009, by and between ODEC and Delaware Electric Cooperative, Inc.

4.	Second Amended and Restated Wholesale Power Contract, dated as of January 1, 2009, by and between ODEC and Choptank Electric Cooperative, Inc.

5.	Second Amended and Restated Wholesale Power Contract, dated as of January 1, 2009, by and between ODEC and Southside Electric Cooperative.

6.	Second Amended and Restated Wholesale Power Contract, dated as of January 1, 2009, by and between ODEC and A&N Electric Cooperative.

7.	Second Amended and Restated Wholesale Power Contract, dated as of January 1, 2009, by and between ODEC and Mecklenburg Electric Cooperative.

8.	Second Amended and Restated Wholesale Power Contract, dated as of January 1, 2009, by and between ODEC and Prince George Electric Cooperative.

9.	Second Amended and Restated Wholesale Power Contract, dated as of January 1, 2009, by and between ODEC and Northern Neck Electric Cooperative.

10.	Second Amended and Restated Wholesale Power Contract, dated as of January 1, 2009, by and between ODEC and Community Electric Cooperative.

11.	Second Amended and Restated Wholesale Power Contract, dated as of January 1, 2009, by and between ODEC and BARC Electric Cooperative.

Schedule 4.01(b)(i)

Indebtedness

Long-Term Secured Indebtedness

Outstanding Amount (in thousands) December 31, 2013

$50,000,000 principal amount of 2013 Series A Bonds due 2043 at an interest rate of 4.21%	$50,000

$50,000,000 principal amount of 2013 Series B Bonds due 2043 at an interest rate of 4.36%	$50,000

$90,000,000 principal amount of 2011 Series A Bonds due 2040 at an interest rate of 4.83%	$81,000

$165,000,000 principal amount of 2011 Series B Bonds due 2040 at an interest rate of 5.54%	$165,000

$95,000,000 principal amount of 2011 Series C Bonds due 2050 at an interest rate of 5.54%	$87,875

$250,000,000 principal amount of 2003 Series A Bonds due 2028 at an interest rate of 5.676%	$156,247

$300,000,000 principal amount of 2002 Series B Bonds due 2028 at an interest rate of 6.21%	$187,500

The collateral for the Long Term Secured Indebtedness is the Indenture.

Short-Term Unsecured Indebtedness

ODEC has no short-term unsecured Indebtedness outstanding.

Schedule 4.01(b)(ii)

Subsidiaries

None.